                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 1998

Commission File Number  0-8567
                        ------

                            Datametrics Corporation
                            -----------------------
            (Exact name of registrant as specified in its charter)

           Delaware                                     95-3545701
           --------                                     ----------
(State or other jurisdiction of                      (I.R.S. Employer
incorporation)                                    Identification Number)

          26604 Agoura Road
          Calabasas, California                            91302
          ---------------------                            -----
(Address of principal executive offices)                 (Zip Code)

                                (818) 871-0300
                                --------------
             (Registrant's telephone number, including area code)

Item 4. Changes in Registrant's Certifying Accountant

        (a)(1)(i) Effective April 23, 1998, Datametrics Corporation (the "Registrant") engaged BDO Seidman, LLP as its accountants.

                   Since the end of its most recent fiscal year and prior to engaging BDO Seidman, LLP, the Registrant consulted with BDO Seidman, LLP with respect to the Registrant's classification of certain spare and repair parts inventories (the "Inventories") pursuant to generally accepted accounting principles. BDO Seidman, LLP researched the matter and assisted the Registrant in preparing a letter to the Securities and Exchange Commission (the "Commission") which seeks the Commission's concurrence that the Registrant's operating cycle was greater than one year and the Inventories should be classified as a current asset. During the last fiscal year, Deloitte & Touche LLP ("D&T") concluded that the Inventories should be classified as a long-term other asset.

        (b) During the last fiscal year and the subsequent interim period to the time of a letter from D&T dated February 18, 1998 (the "D&T letter"), there was a disagreement between the Registrant and D&T with respect to the classification of the Inventories that was not resolved to D&T's satisfaction and caused D&T to make reference to the disagreement in connection with its report concerning the financial statements of the Registrant for fiscal year 1997. If the Registrant had prepared the financial statements in accordance with D&T's position, then current assets would have decreased $2,095,000 and long-term other assets would have increased $2,095,000.

                   As stated in the D&T letter, D&T had disagreements with management over the recording of a certain claim for equitable adjustment, the reversal of previously established reserves, and the recording of amortization relating to the Inventories. As stated in the D&T letter, such disagreements were resolved to D&T's satisfaction.

                   The Registrant's management also advised D&T of its disagreement with D&T's judgement with respect to the Registrant's ability to continue as a going concern. D&T included an emphasis paragraph in its report concerning the Registrant's ability to continue as a going concern.

     During the last fiscal year and the subsequent interim period to the date hereof, D&T advised the Registrant's Audit Committee, by letter dated January 30, 1998, of certain deficiencies in the design or operation of its internal controls with respect to the analysis of excess and obsolete inventories and the reconciliation of book to physical inventory differences, which in D&T's judgment, could adversely affect the Registrant's ability to record, process, summarize and report financial data consistent with the assertions of management in the financial statements. D&T did not discuss this letter with the Registrant and the Registrant was not given an opportunity to respond. The Registrant does not agree with the extent of the deficiencies and believes that there were mitigating circumstances that created certain difficulties during the audit of the last fiscal year.

The Registrant requested that BDO Seidman, LLP (i) review the above disclosure prior to filing with the Commission and (ii) furnish the Registrant with a letter addressed to the Commission containing any new information, clarification of the Registrant's expression of its views, or the respects in which it does not agree with the statements made by the Registrant. The Registrant will file a copy of any such letter as an exhibit to this report.

The Registrant has requested that D&T furnish the Registrant with a letter addressed to the Commission stating whether it agrees with the statements made by the Registrant in this report and, if not, stating the respects in which it does not agree. Such letter will be filed as an amendment to this report.


                                  Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Datametrics Corporation

April 29, 1998                                By /s/ Daniel P. Ginns
                                              ----------------------
                                              Daniel P. Ginns
                                              Chief Executive Officer